Exhibit 99(e)(11)

Non-binding unofficial translation into English for information purposes only. Original in French.

WAVECOM

French “Société Anonyme”

Registered capital 15.531.813 euros

Registered Office: 3, Esplanade du Foncet

92442 Issy les Moulineaux Cedex

RCS Nanterre 391 838 042

EXTRACT OF

MINUTES

OF THE MEETING OF THE BOARD OF DIRECTORS

OF JANUARY 19, 2005

In the year two thousand and five

On 19 January at 09.00 AM

At the registered office

The members of the Board of Directors of WAVECOM (“the Company”) convened by the Chairman, Mr. Michel ALARD met.

(…)

With the physical presence of half of its members, the Board is declared regularly constituted and can legitimately deliberate.

(…)

3. Grant of founders’ warrants (bons de souscription de parts de créateur d’entreprise) (“BCE”) to Mr. Ron Black

(…)

3.2	Grant of stock options

(…)

[The Chairman] also proposes that the shares concerning the warrants be subscribed in accordance with the following initial timetable, it being indicated that the grant to the CEO shall be subject to the same rules as the previous grants of stock option to the same CEO:

-	Up to one quarter of the shares on expiry of a period of one year from the date of grant of the options, i.e. starting from 18 th May 2007.

-

Next, the balance, in proportion to 1/48th of the shares on expiry of each subsequent one-month period, starting from 18th May 2007, in such manner that all the shares eligible be fully subscribed after the 36 th month has elapsed.

-	And at the latest within 10 years from the date of grant by the Board of the stock options, i.e. at the latest 17th May 2016.

(…)

Following discussion, the Board unanimously:

(…)

decides to grant for no consideration 302.700 BCEs to Ron Black (…)

(…)

decides that the exercise periods of these BCEs should follow the timetable fixed by the shareholders’ meeting. Therefore, the BCE can be exercised by Mr. Ronald Black according to the following timetable:

-	(…)

-

in the event of a negotiated merger, acquisition of the Company, or hostile takeover bid on the shares of the Company (the “Transaction”) that results in Mr. Ronald Black being terminated or if Mr. Ronald Black is not offered an opportunity to perform functions of an equivalent level, within six months following the Transaction, Mr. Ronald Black would be able to exercise that number of BCEs that would have become exercisable in the two years following such date, within 90 days following the termination of his position,

(…)

Non-binding unofficial translation into English for Information purposes only. Original in French.

WAVECOM

French “Société Anonyme”

Registered capital 15.531.813 euros

Registered Office: 3, Esplanade du Foncet

92442 Issy les Moulineaux Cedex

RCS Nanterre 391 838 042

EXTRACT OF

MINUTES

OF THE MEETING OF THE BOARD OF DIRECTORS

OF 17th MAY 2006

In the year two thousand and six

On 17th May at 09.00 AM

At the registered office

The members of the Board of Directors of WAVECOM (“the Company”) convened by the Chairman, Mr. Michel ALARD met.

(…)

With the physical presence of half of its members, the Board is declared regularly constituted and can legitimately deliberate.

(…)

3.	Grant of stock options

(…)

3.2	Grant of stock options

(…)

[The Chairman] also proposes that the shares concerning the warrants be subscribed in accordance with the following initial timetable, it being indicated that the grant to the CEO shall be subject to the same rules as the previous grants of stock option to the same CEO:

-	Up to one quarter of the shares on expiry of a period of one year from the date of grant of the options, i.e. starting from 18 th May 2007.

-

Next, the balance, in proportion to 1/48th of the shares on expiry of each subsequent one-month period, starting from 18th May 2007, in such manner that all the shares eligible be fully subscribed after the 36 th month has elapsed.

-	And at the latest within 10 years from the date of grant by the Board of the stock options, i.e. at the latest 17th May 2016.

(…)

Following discussion, the Board unanimously:

(…)

decides the stock options granted to the CEO may be exercised in accordance with a timetable identical to the previous grant of stock options to the CEO and shall in addition be governed by all the provisions of the 2006 Plan

(…)

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